EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-84898 of DSG International Limited on Form S-8 of our report dated May 16, 2003, incorporated by reference in this Annual Report on Form 20-F of DSG International Limited for the year ended December 31, 2002.

Deloitte Touche Tohmatsu

Hong Kong

June 16, 2003